                                                                    Exhibit 10.5
                             MEMORANDUM OF CLOSING
                                      AND
                             AMENDMENT TO AGREEMENT


         SALE BY BMT COMMUNICATIONS INC., A WHOLLY-OWNED SUBSIDIARY OF
                      T/SF COMMUNICATIONS CORPORATION, OF
           CONVENIENCE STORE NEWS, UNITED STATES DISTRIBUTION JOURNAL
           ----------------------------------------------------------
                     AND THE JOURNAL OF PETROLEUM MARKETING
                         ----------------------------------
     TO TRADE PUBLISHING L.L.C., AN AFFILIATE OF MACFADDEN PUBLISHING, INC.
     ----------------------------------------------------------------------


     I.  THE CLOSING; TIME AND PLACE.  On Wednesday, August 2, 1995, at 11:00
         ----------------------------
         a.m., EDT, at the offices of Arnelle, Hastie, McGee, Willis and Greene, counsel to Trade Publishing L.L.C., a Delaware limited liability company ("Buyer"), there took place the closing (the "Closing"), pursuant to that certain Asset Purchase Agreement (the "Agreement"), dated June 16, 1995, by and between Buyer, an affiliate of Macfadden Publishing, Inc., a Delaware corporation ("Macfadden"), and BMT Communications Inc., an Oklahoma corporation ("Seller"), a subsidiary of T/SF Communications Corporation, a Delaware corporation ("T/SF"), of the sale of the business (and related assets and certain liabilities) related to the publishing of various trade magazines and associated activities, including the publishing of Convenience Store News, United
                                                 ------------------------------
         States Distribution Journal and The Journal of Petroleum Marketing, as
         ---------------------------     ----------------------------------
         described in the Agreement (the assets transferred are referred to in the Agreement as the "Transferred Assets"), all on the terms and conditions specified in the Agreement as herein amended, and certain transactions incidental to the foregoing.


     II.  PERSONS PRESENT AT CLOSING.  At Closing, the following persons were
          ---------------------------
          present:

          For Seller and T/SF:
          -------------------

          Howard G. Barnett, Jr., Chairman, President and Chief Executive Officer of T/SF and Chairman and Chief Executive Officer of Seller

          Robert E. Craine, Jr., Executive Vice President of T/SF and Vice President of Seller

          J. Gary Mourton, Senior Vice President, Chief Financial Officer and Treasurer of T/SF and Secretary-Treasurer of Seller

          Stuart P. Honeybone, Vice President and Assistant Secretary of T/SF and President of Seller

     For Buyer and Macfadden:
     -------------------------

     Michael Boylan, Vice Chairman of Macfadden and Manager of Buyer

     Maynard Robinowitz, Vice Chairman of Macfadden and Manager of Buyer

     Anna Blanco, Vice President of Macfadden and Manager of Buyer

     Sol V. Slotnik, Esq., of Arnelle, Hastie, McGee, Willis & Greene, counsel to Macfadden and Buyer

     For Oppenheimer & Co., Inc.:
     ----------------------------

     Robert Poupolo, Managing Director

     John E. Stuart, Vice President


     III.  ACTION TAKEN PRIOR TO CLOSING.
           ------------------------------

           On June 16, 1995, Buyer and Seller entered into the Agreement, which previously had been approved by the respective boards of directors of the parties.

           On June 21, 1995, Seller and T/SF filed their information for compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR").

           On June 30, 1995, Buyer and Macfadden filed their information for compliance with HSR.

           On July 20, 1995, counsel to the parties received a telephone call (confirmed by letter of the same date) from the United States Federal Trade Commission informing the parties that early termination of the waiting period had been granted under HSR.


     IV.  ACTION TAKEN AT CLOSING.
          ------------------------

          All transactions occurring at Closing were deemed to have taken place simultaneously, unless specifically noted otherwise, and were conditioned upon completion of all contemplated transactions, none of which, except as specifically stated, were effective until all were completed. Unless otherwise indicated, all documents and instruments were dated August 2, 1995 (the "Closing Date"), with the effective date, for financial purposes, being the close of business on June 30, 1995 (the "Effective Date"). One executed copy of each document was delivered to each of Buyer, Seller and their respective counsel.

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     A.  Documents delivered by Seller or T/SF:
         --------------------------------------

               1. The following consents relating to the assignment of contracts or licenses were delivered:

                   a.  Petroleum Marketing Association of America
                   b.  Global Turnkey Systems, Inc.
                   c.  Quebecor Printing (USA) Corp.
                   d.  370 Seventh Avenue Associates L.L.C.

                   Hedy Halpert, Samuel Kowalski and Daniel Petrocelli declined to consent to the transfer of the employment portion of their respective employment agreements. Irving Babson did not consent nor did he refuse consent to the transfer of the non-competition agreement with him.

               2. The opinion of Conners & Winters, counsel to Seller and T/SF, in substantially the form of Exhibit "U" of the Agreement.

               3. Certificate of Secretary of Seller regarding resolutions by the Board of Directors of Seller authorizing the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby.

               4. Certificate of Assistant Secretary of T/SF regarding resolutions by the Board of Directors of T/SF authorizing the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby.

               5. Certificate of Seller regarding approval of the Agreement and the consummation of the transactions contemplated thereby by T/SF Investment Co., sole stockholder of Seller.

               6.   Certificate of officers of Seller and T/SF complying with
                    Section 6.01(ii) of the Agreement.

               7. Certificates of good standing from their respective states of incorporation for Seller, T/SF and T/SF Investment Co., a Delaware corporation.

               8.   Bill of Sale in the form of Exhibit "T" to the Agreement.

               9. Three separate Assignment of Registration of a Mark assigning the names "Convenience Store News," "United States Distribution Journal," and "The Journal of Petroleum Marketing" to Buyer.

               10. Assignment of Non-Competition Agreements in the form of Exhibit "H" to the Agreement.

               11. Covenant-Not-to-Compete in the form of Exhibit "Q" to the Agreement.

          B.   Documents delivered by Buyer or Macfadden:
               -----------------------------------------

               1. Opinion of Arnelle, Hastie, McGee, Willis & Greene, counsel to Buyer and Macfadden, in substantially the form of Exhibit "V" to the Agreement.

               2. Certificates of resolutions of the members of Buyer and the Board of Directors of Macfadden authorizing the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby.

               3. Certificates of good standing from the Secretary of State of the State of Delaware for Buyer and Macfadden.

               4. Certificates of officers of Buyer and Macfadden complying with Section 7.01(ii) of the Agreement.

               5. Assumption of liabilities complying with Section 2.02(b) of the Agreement.

               6. Covenant-Not-to-Compete in the form of Exhibit "R" to the Agreement.

               7. Wire transfer of $21,000,000, the purchase price, pursuant to wire instructions delivered by T/SF.

          C.   Additional Actions Taken at Closing.  The parties executed and
               -----------------------------------
               delivered this Memorandum of Closing and Amendment to Agreement to acknowledge the matters set forth herein and to effect the amendment of the Agreement contemplated by Section VII below.


     V.   CONDITIONS PRECEDENT.  The parties reviewed the evidence of the
          --------------------
          satisfaction of the various conditions precedent to their respective obligations, as outlined in the Agreement, as herein amended, including, without limitation, Sections 6 and 7 of the Agreement, such evidence including minutes or certificates of resolutions of the various entities involved, evidence regarding the approval of necessary third parties, and early termination under HSR. It was determined that all conditions precedent to a closing of the transactions under the Agreement had been satisfied.

     VI.   ACTIONS TO BE TAKEN AFTER CLOSING.
           ---------------------------------

           A. A press release concerning the Closing in the form attached hereto as Exhibit "A" shall be issued jointly by the parties.

           B. Form 8-K promulgated by the Securities and Exchange Commission shall be filed by T/SF.

           C. Within thirty days of the date hereof, Seller shall change its name and shall no longer use "BMT" in any form of its name.

           D. The Working Capital adjustment contemplated by Section 2.02c of the Agreement and Interim Operations adjustments contemplated by
                Section IV.D below will be made.


     VII.  AMENDMENTS TO AGREEMENT.  By execution hereof, the parties agree
           -----------------------
           to the following amendments of the Agreement, effective as of the Effective Date:

           A.   Transferred Software.  The software for the System 36 which is
                --------------------
                licensed by Seller from Global Turnkey Systems, Inc., known as "imps Publishing System" shall be included as a Transferred Asset and shall be transferred at Closing to Buyer. Section 5.10 of the Agreement is hereby amended by replacing the third sentence in subsection (d) thereof with the following sentence:

                "Similarly, Seller will be utilizing the System 36 computer system owned by Seller to run certain software included in the Transferred Assets and Buyer will be utilizing such software for its separate activities, and Seller agrees to make the System 36 computer system available for Buyer's use and Buyer agrees to make the related software available for Seller's use through January 31, 1996 (it being recognized that the employees who have heretofore operated such system and software will then be employed by Buyer, and Seller shall not be required to supply any personnel to assist Buyer in the use of the System 36 computer system or such software)."

           B.   Extension of Benefits. Section 5.04 of the Agreement is amended
                ---------------------
                to provide that the reference to "four months" in the second sentence of subsection (a) thereof shall become "six months."

           C.   Effective Date.  The second sentence of Section 2.03 of the
                --------------
                Agreement is amended in its entirety to read as follows:

                "The date of closing shall be referred to herein as the "Closing Date" and the "Effective Date" shall be the close of business on June 30, 1995."

           D.   Interim Operations.  Because the business conducted with the
                -------------------
                Transferred Assets has been operated by Seller from the Effective Date to the Closing Date, it shall be necessary for the parties to account for the activities during such interim period. It is hereby agreed that, in addition to providing financial statements through the Effective Date as required above, Seller shall also provide, within the time provided in
                Section 2.02c(i) above, a statement of operations for the period from the Effective Date through the Closing Date (the "Interim Period Financials") which shall track the Transferred Assets, the liabilities assumed pursuant to Section 2.02b., the collection of receivables and the payment of expenses such that, in addition to the Working Capital adjustment provided in said
                Section 2.02c, the parties can further adjust for the net effect of such activities since the Effective Date. The payment of the net amount due shall be made with (or netted against) the payment for the Working Capital adjustment under Section 2.02c. Buyer shall have a right to review and object to the Interim Period Financials, and disputes shall be resolved, as provided in Section 2.02c. for the Closing Financial Statements. The intent of this paragraph is for each party to account to the other for benefits which it has received or expenses which it has incurred which would have been attributable to the other party if the Closing had occurred as of the Effective Date, including, as to expenses incurred by Seller since such date, an allocable portion of those general expenses of Seller which, in accordance with and to the same extent as with past accounting practices of Seller, have been allocated to the business conducted with the Transferred Assets. For example, the accounts receivable for purposes of the Working Capital adjustment in
                Section 2.02c will be determined as of June 30, 1995; since such date, Seller has collected certain of such receivables and, pursuant to this paragraph, would account to Buyer for such collections. Similarly, Seller would have incurred various expenses since the Effective Date, such as for employees' salaries and publication costs, which would be subject to accounting and reimbursement by Buyer. The Agreement provides that included in the Transferred Assets are to be 561,500 pounds of 38-pound newsprint. For purposes of determining Working Capital, 561,500 pounds of the 38-pound newsprint owned by Seller at June 30, 1995, shall be deemed owned by Buyer on the Effective Date. In addition, the Bill of Sale to be delivered by Seller to Buyer shall transfer an amount of such paper equal to the difference of 561,500 pounds of such paper less the amount consumed in printing the Transferred Magazines after the Effective Date through the Closing Date.

           E.   NAG Agreement.  The parties acknowledge that they have used
                -------------
                their best efforts to acquire the consent of National Advisory Group ("NAG") to the assignment of the NAG Agreement (as defined in the Agreement) as contemplated by Section 5.11 of the Agreement. However, such consent has not been received. Accordingly, the Bill of Sale to be delivered at Closing by Seller shall exclude the NAG Agreement and the same shall never be assigned to Buyer unless NAG should later consent thereto. In lieu of any assignment thereof, as between Seller and NAG, Seller shall remain fully responsible for meeting Seller's obligations under the NAG Agreement. As between Seller and Buyer, by closing under the Agreement, Seller shall be deemed to have subcontracted its obligations and responsibilities to Buyer on the terms of Section 5.11 of the Agreement. In addition to Buyer's obligation under said Section 5.11, Buyer hereby agrees to use all reasonable efforts, consistent with good business practices, to ensure that all of Seller's responsibilities under the NAG Agreement are faithfully met. Subject to Buyer's compliance with the foregoing obligations and its compliance with the NAG Agreement, if NAG should claim that the subcontract under Section 5.11 of the Agreement is a violation of the NAG Agreement, then Seller agrees as follows:

                (i) Seller, at its sole expense, shall undertake and vigorously conduct the legal defense of the parties' actions hereunder as not being a breach of a material portion of the NAG Agreement and defend any counterclaim or similar action by NAG as a result of the parties actions hereunder; and

                (ii) Should NAG prevail in such an action and have the
                     subcontracting of the NAG Agreement declared a breach of a material provision of the NAG Agreement, Seller, at its sole expense, shall undertake any legal action reasonably necessary to enforce the provisions of paragraph 9(c) of the NAG Agreement. subcontracting

                Buyer shall cooperate reasonably with Seller, at Seller's expense, in any of the above actions. Seller shall be entitled to rely on the advise of counsel regarding the likelihood of success of any appeal of any adverse ruling in any action described in (i) or ii) above and shall not be obligated to pursue an appeal which Seller is advised by counsel does not have a reasonable chance of success. Buyer, at its sole expense, may prosecute an appeal if Seller, in compliance with the preceding sentence, elects not to do so. In such event, Seller shall cooperate reasonably with Buyer, at Buyer's expense, in such appeal. The parties recognize that the arbitration clause of the NAG Agreement may require that the issues described herein be settled by arbitration and that the ability to appeal from a ruling in arbitration may be limited.

          F.    First Payroll; Medical.  Buyer's next payroll is August 4, 1995.
                ----------------------
                On such date, Buyer shall deliver to Seller payroll checks for all Buyer's Employees (as defined in the Agreement) for the period July 28, 1995 (Seller's last pay period having ended July 27, 1995), through August 2, 1995, and Buyer shall deliver such checks to such employees with its payroll check for the period August 3-4, 1995. Buyer has requested Seller to continue to cover Buyer's Employees under Seller's medical insurance plan until August 31, 1995. Seller hereby agrees to maintain such coverage and, as part of the interim period adjustments contemplated by Section VII.D. above, Seller shall be reimbursed its $12,400 costs for such continued coverage as well as the cost of such payroll.

     G.   No Other Changes.  Except as specifically provided above in this
          ----------------
          Section VII of this Memorandum of Closing and Amendment to Agreement, the parties hereby ratify and confirm the terms and provisions of the Agreement. Capitalized terms used in this Section VII and not defined shall have the meaning ascribed to them in the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Memorandum of Closing and Amendment to Agreement this 2nd day of August, 1995.

                                         BMT COMMUNICATIONS INC.


                                         By:   /s/  Stuart Honeybone
                                            -----------------------------------


                                         T/SF COMMUNICATIONS CORPORATION


                                         By:   /s/  Howard G. Barnett, Jr.
                                            ------------------------------------


                                         TRADE PUBLISHING L.L.C.


                                         By:   /s/ Anna Blanco
                                            ------------------------------------


                                         MACFADDEN PUBLISHING, INC.


                                         By:   /s/ Anna Blanco
                                            -----------------------------------

                                   Exhibit A"

                                 PRESS RELEASE

For More Information, Call:

Howard G. Barnett, Jr., Chairman, Chief Executive          For Immediate Release
Officer and President                                             August 2, 1995
Robert E. Craine, Jr., Executive Vice President
J. Gary Mourton, Senior Vice President-Finance
Telephone:  918-747-2600

                 T/SF COMMUNICATIONS COMPLETES SALE OF TRADE
                     PUBLICATIONS TO MACFADDEN PUBLISHING

   New York, NY. T/SF Communications Corporation (AMEX - TCM) today announced that it has closed its previously announced sale of three trade magazines and their related activities to an affiliate of Macfadden Publishing, Inc. The magazines, Convenience Store News, United States Distribution Journal and The
           ----------------------------------------------------------     ---
Journal of Petroleum Marketing, were sold to the Macfadden affiliate for the
------------------------------
payment of $21,000,000 in cash at closing.

   Howard G. Barnett, Jr., Chairman, President and Chief Executive Officer of T/SF Communications, stated: "With this sale and completion of our merger in May of this year with our then parent company, Tribune/Swab-Fox Companies, Inc., we have completed the restructuring program which we embarked on two years ago. T/SF is now well positioned for future profitability and growth, both from internal activities and through acquisitions.

   In addition to its non-trade publishing activities, including its pre-employment screening/information and its exposition services divisions, T/SF is retaining its International Gaming and Wagering Business and EXPO magazines, and
              ------------------------------------------     ----
their associates activities, including the World Gaming Congress.